UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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NORTHSTAR REALTY EUROPE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 Notice of Annual Meeting of
Stockholders and Proxy Statement

To the Stockholders of NorthStar Realty Europe Corp.:

It is our pleasure to invite you to the 2017 annual meeting of stockholders of NorthStar Realty Europe Corp., a Maryland corporation. The annual meeting will be held at the offices of Morgan Stanley, 522 Fifth Avenue, New York, New York 10036, Conference Room 3N, on August 17, 2017, beginning at 8:30 a.m., Eastern Time.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2016.

Details of the business expected to come before the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

DAVID T. HAMAMOTO Chairman	MAHBOD NIA Chief Executive Officer and President

July 17, 2017 New York, New York

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

August 17, 2017

8:30 a.m., Eastern Time

Morgan Stanley
522 Fifth Avenue
New York, New York 10036
Conference Room 3N

ITEMS OF BUSINESS

1.	Election of Directors: Elect seven directors nominated by our Board of Directors, each to serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified;
2.	Ratification of Independent Registered Public Accounting Firm: Ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	Other Business: Transact any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

RECORD DATE

You can vote if you are a stockholder of record at the close of business on July 17, 2017.

PROXY VOTING

Stockholders as of the Record Date are invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

By Order of the Board of Directors,

TREVOR K. ROSS

General Counsel and Secretary

July 17, 2017
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 17, 2017.

This proxy statement and our 2016 Annual Report are available at http://www.astproxyportal.com/ast/20341

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean NorthStar Realty Europe Corp., a Maryland corporation. References to “our Manager” refer to CNI NRE Advisors, LLC (f/k/a NSAM J-NRE Ltd.), a subsidiary of NorthStar Asset Management Group Inc. for the period prior to the Mergers (refer below) and a subsidiary of Colony NorthStar, Inc. for the period subsequent to the Mergers.

2017 ANNUAL MEETING

•	Date and Time: August 17, 2017, at 8:30 a.m., Eastern Time
•	Place: Morgan Stanley, 522 Fifth Avenue, New York, New York 10036, Conference Room 3N
•	Voting: Only holders of record of the Company’s common stock, $0.01 par value per share (the “common stock”), as of the close of business on July 17, 2017, the record date, will be entitled to notice of the annual meeting and entitled to vote at the 2017 Annual Meeting. Each share of common stock entitles its holder to one vote.

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 4
2	To ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR	Page 27

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY

We have provided you with four different methods for you to vote or authorize a proxy to vote your shares.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with American Stock Transfer & Trust Company)	Street Name Holders (Shares held through Broker, Bank or Other nominee)
BY INTERNET USING A COMPUTER	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.
BY TELEPHONE	In the United States call: In foreign countries call:	1-800-proxies +1 (718) 921-8500	Refer to voting instruction form.
BY MAIL	To the extent you have requested paper copies of proxy materials, sign, date and return your completed proxy card by mail.
IN PERSON	For instructions on attending the 2017 annual meeting in person, please see page 33.

NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement  1

COMPANY OVERVIEW

NorthStar Realty Europe Corp., a Maryland corporation and a publicly-traded real estate investment trust (“REIT”) is a European focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France. We commenced operations on November 1, 2015 following the spin-off of the Company by NorthStar Realty Finance Corp. (“NorthStar Realty”), which we refer to as the “Spin-off.” We are externally managed and advised by our Manager. Substantially all of our assets, directly or indirectly, are held by, and we conduct our operations, directly or indirectly, through NorthStar Realty Europe Limited Partnership, a Delaware limited partnership and our operating partnership (our “Operating Partnership”).

The Mergers

On January 10, 2017, NorthStar Asset Management Group Inc. (“NSAM”) completed a tri-party merger with NorthStar Realty and Colony Capital, Inc. (“Colony”), under which the companies combined in an all-stock merger (the “Mergers”) of equals transaction to create a diversified real estate and investment management company. Under the terms of the merger agreement, NSAM, Colony and NorthStar Realty, through a series of transactions, merged with and into a wholly owned subsidiary of NSAM, which was named Colony NorthStar, Inc., or Colony NorthStar or CLNS.

BOARD NOMINEES (page 5)

The following table provides information about the seven candidates who have been nominated by our Board of Directors for election to our Board of Directors (our “Board”).

NAME	AGE	DIRECTOR SINCE	INDEPENDENCE STATUS(1)	OCCUPATION	COMMITTEE MEMBERSHIPS
					AC	CC	NCG
David T. Hamamoto	57	2015	No	Chairman of the Board and Executive Vice Chairman of Colony NorthStar, Inc.	—	—	—
Richard Saltzman	60	2017	No	Chief Executive Officer and President of Colony NorthStar, Inc.	—	—	—
Mario Chisholm	33	2015	Yes	Founding Principal of SVS Real Estate	M	M	—
Judith A. Hannaway(2)	65	2015	Yes	Former Managing Director of Scudder Investments	—	M	C
Dianne Hurley	54	2016	Yes	Chief Operating Officer of Stonecourt Capital	—	—	M
Oscar Junquera	63	2015	Yes	Founder, PanMar Capital llc	M	C	—
Wesley D. Minami	60	2015	Yes	Principal of Billy Casper Golf LLC	C,E	—	M
(1)	Independence is determined by our Board in accordance with the applicable New York Stock Exchange listing standards.
(2)	Lead Non-Management Director of the Company.

AC Audit Committee CC Compensation Committee NCG Nominating and Corporate Governance Committee

C Committee Chair M Committee Member E Audit Committee Financial Expert

Our Board met on 11 occasions and all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2016.

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CORPORATE GOVERNANCE HIGHLIGHTS (page 11)

•	No classified board
•	No stockholder rights plan
•	Majority voting policy applied in connection with uncontested elections of directors by plurality vote
•	Equity ownership policies for directors and executive officers
•	Roles of Chairman and Chief Executive Officer are separated
•	All NYSE-required Board committees consist solely of independent directors
•	Independent directors meet regularly in executive session
•	Comprehensive Code of Business Conduct and Ethics and Corporate Governance Guidelines
•	Board and each committee have express authority to retain outside advisors
•	Independent directors conduct annual review of CEO and Company performance

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and each year interact with stockholders through numerous stockholder engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing effort to increase stockholder value.

Our Investor Relations department is the contact point for stockholder interaction with the Company. Stockholders may also access investor information about the Company through our website at www.nrecorp.com. For questions concerning Investor Relations, please call +1 855-527-8539 or e-mail us from the Information Request page of the Investor Relations section available on our website at www.nrecorp.com.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 27)

The Audit Committee of our Board has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder ratification of the selection of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance. If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

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PROPOSAL NO. 1: Election of Directors

Our Board currently consists of seven members. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has unanimously recommended that the following seven persons be elected to serve on our Board, each until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified: David T. Hamamoto, Richard B. Saltzman, Mario Chisholm, Judith A. Hannaway, Dianne Hurley, Oscar Junquera, and Wesley D. Minami. All of the nominees are current directors of the Company.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2017 Annual Meeting, a nominee is not able to serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

Our Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning our Board and executive officers. The director nominees and executives listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been chosen to stand for re-election in part because of his or her ability and willingness to understand our unique position and evaluate and implement our strategies. In connection with the resignation of Albert Tylis, who was the former Chief Executive Officer of NSAM prior to the Mergers, from our Board on February 13, 2017, Colony NorthStar recommended to the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee subsequently recommended to our Board, that Richard B. Saltzman be elected to replace Mr. Tylis as a member of our Board, and Mr. Saltzman was elected to our Board effective February 14, 2017.

The information below includes each director nominee’s and executive officer’s name, principal occupation, business history and certain other information, including, for director nominees, the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

BOARD OF DIRECTORS

NAME	AGE(1)
David T. Hamamoto	57
Richard B. Saltzman	60
Mario Chisholm	33
Judith A. Hannaway	65
Dianne Hurley	54
Oscar Junquera	63
Wesley D. Minami	60
(1)	As of July 15, 2017

David T. Hamamoto. Mr. Hamamoto has served as Chairman of the board of directors of NorthStar Realty Europe Corp. since October 2015 and as a director since June 2015. Mr. Hamamoto is the Executive Vice Chairman of Colony NorthStar, Inc. having previously served as Executive Chairman of NSAM, the predecessor to Colony NorthStar, since August 2015 and served as Chief Executive Officer of NSAM from January 2014 to August 2015. Mr. Hamamoto held the position of Chairman of NorthStar Realty from October 2007 until January 2017, having previously served as a director since October 2003. Mr. Hamamoto also served as Chief Executive Officer of NorthStar Realty from October 2004 to August 2015 and as President from October 2004 to April 2011.

Mr. Hamamoto previously served as Chairman of NorthStar Real Estate Income Trust, Inc. from February 2009 until August 2015, and served as its Chief Executive Officer from February 2009 until January 2013. In addition, Mr. Hamamoto served as Chairman of NorthStar Healthcare Income, Inc. from January 2013 until January 2014, and of NorthStar Real Estate Income II, Inc. from December 2012 until August 2015. Mr. Hamamoto further served as Co-Chairman of NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR”), from March 2014 until August 2015.

Additionally, Mr. Hamamoto serves as a member of the advisory committee of RXR Realty LLC, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area and the co-sponsor of NorthStar/RXR, a position he has held since December 2013. Mr. Hamamoto also serves as a member of the executive committee of Island Hospitality Management Inc., a position he has held since January 2015. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty, for which he served as Co-Chief Executive Officer until October 2004.

From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During

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Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds.

Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.

Consideration for Recommendation: As Executive Vice Chairman of Colony NorthStar and as our founder, Mr. Hamamoto offers our board an intuitive perspective of our business and operations as a whole. Mr. Hamamoto also has significant experience in all aspects of the commercial real estate markets, which he gained initially as co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Mr. Hamamoto is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualifies him to serve as our director.

Richard B. Saltzman. Mr. Saltzman has served as a director of NorthStar Realty Europe Corp. since February 2017. Mr. Saltzman is the Chief Executive Officer and President of Colony NorthStar, having previously held the positions of Chief Executive Officer, President and a member of the Board of Directors of Colony prior to the Mergers. Prior to joining Colony in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments.

Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch's investment banking division. As a member of the investment banking operating committee, he oversaw the firm's global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking and had responsibility for Merrill Lynch's Global Leveraged Finance business. Mr. Saltzman was also responsible for various real estate-related principal investments, including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where he was a member of the investment committee.

Mr. Saltzman serves on the Board of Directors of Kimco Realty Corporation and served on the Board of Trustees of Colony Starwood Homes from January 2016 to June 2017. Previously, he was also a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute, Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate and a past Chairman of the Real Estate Capital Policy Advisory Committee of the National Realty Committee.

Mr. Saltzman received his Bachelor of Arts from Swarthmore College in 1977 and a Master of Science in Industrial Administration from Carnegie Mellon University in 1979.

Consideration for Recommendation: As the Chief Executive Officer and President of Colony NorthStar and a former director of Colony, Mr. Saltzman’s senior executive experience and deep knowledge of our operations and business strengthen our board of directors’ collective qualifications, skills and experience, which qualifies him to serve as our director.

Mario Chisholm. Mr. Chisholm, an independent director nominee, is the Founding Principal of SVS Real Estate, or SVS RE, which he founded in July 2014. SVS RE is a London based company specializing in real estate and hospitality assets and acts as an investor, advisor, asset manager and/or operating partner in real estate related transactions across the world. In addition, in August 2014, Mr. Chisholm co-founded UNIQ Residential, a real estate development company focused on residential and hospitality developments in Spain, and continues to serve as a board member. Prior to SVS RE’s founding, Mr. Chisholm served as a real estate investor at Och-Ziff Capital Management, a global alternative asset management firm, from July 2011 to June 2014, during which time he negotiated and completed various pan-European real estate transactions across a wide array of asset classes, multiple geographies and across the capital structure. From March 2009 to June 2011, Mr. Chisholm served as a real estate professional at Benson Elliot Services Ltd, where he managed various real estate development projects in the Iberian Region and in Hungary. Mr. Chisholm also served as a real estate finance banker at Goldman Sachs International from September 2007 to March 2009. Before joining Goldman Sachs International, Mr. Chisholm served as a real estate finance/securitization analyst at Citigroup Global Markets Ltd, or

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Citigroup, from July 2006 to September 2007. Prior to working at Citigroup, between September 2005 and January 2006, Mr. Chisholm carried out a real estate related study for the European Central Bank monetary policy division in Frankfurt, Germany. Mr. Chisholm also holds a position as a board member and investor representative of EnergyDeck, a technology startup headquartered in London and focused on providing a web-based platform to drive effective tracking and management of building performance. Mr. Chisholm has a Bachelor of Economic Science, with Honours, and a Master’s of Science in Economics and Econometrics with Merit, each received from the University of Manchester.

Consideration for Recommendation: Mr. Chisholm has acquired a deep knowledge of the international investment market through his substantial experience in pan-European real estate development and finance transactions across a wide array of asset classes, multiple geographies and across the capital structure. Mr. Chisholm’s significant international real estate experience and strong finance and banking background qualify him to serve as our director.

Judith A. Hannaway. Ms. Hannaway, an independent director nominee, has been an independent director of the Company since October 2015. During the past five years, Mrs. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, offshore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway also served as an independent director of NorthStar Realty and NSAM from September 2004 and June 2014, respectively, through January 2017. Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.

Consideration for Recommendation: Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway’s financial-related experience qualifies her to serve as our director.

Dianne Hurley. Ms. Hurley, an independent director nominee, has consulted as the Chief Operating Officer of Imperial Companies, a startup real estate private investment firm since August 2015. From January to June 2015, she worked as Chief Administrative Officer of RedBird Capital Partners, a startup growth private equity firm.

From November 2011 to January 2015, Ms. Hurley served as Managing Director of SG Partners, an executive search firm, where her responsibilities included business development and execution of private equity, hedge fund and real estate recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, of Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting, and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in the real estate department at Goldman Sachs.

Ms. Hurley has served as an independent director and audit committee chairperson of NorthStar Real Estate Capital Income Fund since March 2016, as an independent director and audit committee member of NorthStar/RXR New York Metro Real Estate, Inc. since February 2015 and as an independent director and audit committee chairperson of Griffin-American Healthcare REIT IV, Inc. since February 2016.

Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from the Yale School of Management.

NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement  7

Consideration for Recommendation: Ms. Hurley’s knowledge of real estate finance and operations qualify her to serve as a director. Our Board also believes that her regulatory and compliance experience will bring valuable insight to us. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board.

Oscar Junquera. Mr. Junquera, an independent director nominee, has been an independent director of NorthStar Realty Europe Corp. since October 2015. Mr. Junquera also serves on the board of directors of Toroso Investments LLC and previously served on the board of directors of NSAM from June 2014 through January 2017 and on the board of directors of NorthStar Realty from April 2011 through June 2014.

Mr. Junquera has also previously served on the board of directors of HF2 Financial Management Inc. until March 2015. Mr. Junquera is the founder of PanMar Capital llc, a private equity firm specializing in the financial services industry and has been a Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital llc. from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000.

He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head-Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera has served on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations.

Mr. Junquera holds a Bachelor of Science from the University of Pennsylvania’s Wharton School and a Master of Business Administration from Harvard Business School.

Consideration for Recommendation: Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera’s experience covers a unique cross-section of strategic advisory and capital markets activities, including the structuring and distribution of investment funds and permanent capital vehicles, which qualifies him to serve as a director of the Company.

Wesley D. Minami. Mr. Minami, an independent director nominee, has been an independent director of NorthStar Realty Europe Corp. since October 2015. Mr. Minami serves as Principal of Billy Casper Golf LLC, a golf course management and development company, a position he has held since March 2012, and served as President of Billy Casper Golf LLC from 2003 until March 2012.

From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a real estate investment trust (REIT) that was listed on the New York Stock Exchange, or NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith Trust, an apartment company that was listed on the NYSE. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems.

Mr. Minami also served as a director of NSAM from June 2014 through January 2017, and as a director of NorthStar Realty from September 2004 through January 2017.

Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.

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Consideration for Recommendation: Mr. Minami, who has served as president of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our Board. Mr. Minami’s diverse experience, real estate background and understanding of financial statements qualify him to serve as a director of the Company.

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EXECUTIVE OFFICERS

NAME	AGE(1)	POSITION
Mahbod Nia	41	Chief Executive Officer and President
Keith Feldman	41	Chief Financial Officer and Treasurer
Trevor K. Ross	39	General Counsel and Secretary
(1)	As of July 15, 2017

Mahbod Nia. Mr. Nia has served as our Chief Executive Officer and President since June 2015. Mr. Nia also serves as Managing Director at Colony NorthStar, a position he has held since January 2017 and served as Managing Director and Head of European Investments at NSAM, a position he held from July 2014 to January 2017.

Prior to joining NSAM, Mr. Nia acted for PanCap Investment Partners, a European real estate investment and advisory firm with clients including Goldman Sachs (Real Estate Principal Investments Area) and other blue chip institutions. From 2007 to 2009, Mr. Nia was a Senior Executive Director in the Real Estate Banking Group at Goldman Sachs. Prior to 2007, Mr. Nia served in various positions at Citigroup Inc. (formerly Salomon Brothers).

Mr. Nia holds a Masters in Economics and Finance from the University of Warwick and a First Class Honors degree in Economics for Business.

Keith Feldman. Mr. Feldman has served as Chief Financial Officer and Treasurer of NorthStar Realty Europe Corp. since May 2017. Mr. Feldman also serves as a Managing Director of Colony NorthStar, a position he has held since January 2017 and served as a Managing Director of NSAM, from July 2014 to January 2017, as a Managing Director of NorthStar Realty from January 2014 to July 2014 and as a Director of NorthStar Realty from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty, Goldman Sachs, J.P. Morgan Chase and KPMG LLP.

Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. Mr. Feldman is a CFA charterholder.

Trevor K. Ross. Mr. Ross has served as our General Counsel and Secretary since September 2015. Mr. Ross also serves as Managing Director, Deputy General Counsel, Europe at Colony NorthStar, a position he has held since January 2017. Prior to joining the Company, Mr. Ross was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Ross practiced at Hunton & Williams from September 2002 until August 2015 where his practice focused on Real Estate Investment Trusts (REITs) and specialty finance companies, general corporate matters, capital markets transactions (representing both issuers and underwriters), domestic and cross border mergers and acquisitions, and corporate governance matters, with a particular emphasis on capital markets transactions.

Mr. Ross holds a Bachelor of Business Administration and Juris Doctor, each from Mercer University.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODES OF ETHICS

We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.nrecorp.com under the heading “Investor Relations—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at NorthStar Realty Europe Corp., 399 Park Avenue, 18th Floor, New York, New York 10022.

Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our officers and directors and the employees, officers and directors of our Manager and Colony NorthStar who provide services to us. We intend to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Among other things, our Code of Business Conduct and Ethics prohibits covered persons from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. We will disclose on our website any amendments to our Codes of Ethics or waivers from our Codes of Ethics applicable to any of our directors, executive officers or other officers that would otherwise be required to be disclosed under the rules of the Securities and Exchange Commission, or SEC, or the NYSE.

DIRECTOR INDEPENDENCE

Of our seven directors being nominated for re-election by our Board, our Board affirmatively determined that Messrs. Chisholm, Junquera and Minami and Mses. Hannaway and Hurley are independent under the NYSE rules. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. Our Board also considered the participation of any director serving on boards of directors of other companies that are also managed by Colony NorthStar. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

BOARD LEADERSHIP STRUCTURE

Our Board believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is to separate the roles of Chairman and Chief Executive Officer. Currently, Mr. Hamamoto serves as our Chairman and Mr. Nia serves as our Chief Executive Officer. With Mr. Hamamoto as our Chairman, we are able to benefit from his experience, knowledge, leadership and vision. Our Board appointed Mr. Nia as our Chief Executive Officer in June 2015. Our Board believes that having a Chief Executive Officer with extensive European real estate industry knowledge and relationships such as Mr. Nia and who is

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dedicated to our business currently best serves the interests of the Company. Our Board continually evaluates the Company’s leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company.

To promote the independence of our Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the independent directors of our Board and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2016, our independent directors met five times in executive session without management present following Board meetings and met outside of regularly scheduled Board meetings on a number of occasions. Our Lead Non-Management Director sets the agenda for these meetings and discusses issues that arise during those meetings with our Chairman and Chief Executive Officer, as appropriate. Our Lead Non-Management Director also discusses Board meeting agendas with our Chairman and Secretary and may request the inclusion of additional agenda items for meetings of our Board. As provided in our Corporate Governance Guidelines, the individual who serves as the Lead Non-Management Director is expected to rotate every two years.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

VOTING STANDARD FOR ELECTION OF DIRECTORS

A director nominee will be elected by a plurality of all the votes cast at an annual meeting of stockholders at which a quorum is present. Though our Corporate Governance Guidelines provide that in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her offer to resign to our Board for its consideration. The Nominating and Corporate Governance Committee will consider such offer and recommend to our Board whether to accept the offer to resign. No later than the next regularly scheduled Board meeting to be held at least ten days after the date of the election, our Board will decide whether to accept the offer to resign. Our Board will promptly and publicly disclose its decision, which may be on the Company’s website or by other means. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

DIRECTORS OFFER OF RESIGNATION POLICY

Our Corporate Governance Guidelines provide that, whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate

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Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that it deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will recommend to our Board the action to be taken with respect to any such resignation offer.

DIRECTOR NOMINATION PROCEDURES

The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our Board should have demonstrated an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our Board based on, among other things, its evaluation of a candidate’s experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to its director nomination process, but strives to create diversity in perspective, background and experience in our Board as a whole and seeks to have our Board nominate candidates who have such diverse perspectives, backgrounds and experiences.

When seeking to identify and recommend qualified candidates to our Board for Board membership, the Nominating and Corporate Governance Committee may solicit recommendations from members of our Board, our executive officers and any other source it deems appropriate, including firms, engaged at our expense, that specialize in identifying director candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee anticipates that once a person has been identified as a potential candidate, the Nominating and Corporate Governance Committee will collect and review publicly-available information regarding such person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Corporate Governance Committee will contact the person. If the person expresses a willingness to be considered and to serve on our Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

COMMUNICATIONS WITH THE BOARD

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Non-Management Director, any member or all members of our Board by writing to any of them at c/o General Counsel at NorthStar Realty Europe Corp., 399 Park Avenue, 18th Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s).

POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS

Pursuant to our Audit Committee’s charter, our Audit Committee must review and consider for approval any related party transaction including, without limitation, transactions between us and any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, in which such person has a direct or indirect material interest, and any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any

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effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.

To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.

See “Certain Relationships and Related Transactions” on page 30 for a description of our related party and certain other transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2016 by Section 16(a) of the Exchange Act were timely made.

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INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board met on 11 occasions and all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2016.

We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders.

Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.nrecorp.com under the heading “Investor Relations—Corporate Governance” or by writing to the General Counsel at NorthStar Realty Europe Corp., 399 Park Avenue, 18th Floor, New York, New York 10022 to request a copy, without charge. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE rules.

The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT DIRECTOR
Mario Chisholm	M	M	—
Judith A. Hannaway(1)	—	M	C
Dianne Hurley	—	—	M
Oscar Junquera	M	C	—
Wesley D. Minami	C,E	—	M
NUMBER OF MEETINGS HELD IN 2016	5	4	4

C      Committee Chair      M      Committee Member      E      Audit Committee Financial Expert

(1)	Lead Non-Management Director

AUDIT COMMITTEE

Our Board has determined that all three members of the Audit Committee are independent under the rules of the NYSE and that Wesley D. Minami is an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our Board in its oversight of our internal controls over financial reporting. The Audit Committee Report is included later within this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board.

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COMPENSATION COMMITTEE

Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans and evaluating the performance of our executive officers. The Compensation Committee is permitted by its charter to delegate some or all of its duties to a subcommittee comprising one or more members of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, the following directors, all of whom were independent directors, served on our Compensation Committee: Charles Schoenherr and Mr. Junquera and Ms. Hannaway. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. Mr. Schoenherr resigned from our Board effective January 9, 2017.

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DIRECTOR COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

The Nominating and Corporate Governance Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill-level required by us of members of our Board and competitive pay practice data. The Nominating and Corporate Governance Committee discusses its recommendations with Colony NorthStar, Inc.’s Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. In 2015, the Nominating and Corporate Governance Committee engaged a compensation consultant, FTI Consulting, Inc., to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation. FTI Consulting, Inc. also provided services to NSAM and NorthStar Realty as well as certain of NSAM’s other managed companies in 2016. FTI Consulting, Inc.’s aggregate fees for its executive and director compensation-related services to us were approximately $30,000 and its fees for other services to us, NSAM, NorthStar Realty and certain of NSAM’s other managed companies, which primarily related to preparation of tax returns and other tax services, were approximately $2.2 million. FTI Consulting, Inc. was engaged by NSAM’s management to provide the other services and such engagement was not separately approved by the Compensation Committee or our Board.

NON-EMPLOYEE DIRECTORS

Our non-employee directors’ fees are as follows: (i) board members receive an annual director’s cash retainer fee of $75,000; (ii) the chairperson of the Audit Committee receives an additional annual fee of $25,000; (iii) the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual fee of $15,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $15,000; (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $7,500; (vi) the Lead Non-Management Director of our Board receives an additional annual fee of $40,000; (vii) each Board member receives an additional $1,000 for attendance at Board meetings in excess of ten meetings per year; and (viii) each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional $1,000 for attendance at each committee meeting that exceeds six meetings per year.

In connection with their re-election to our Board, our non-employee directors automatically receive equity awards with a value of approximately $75,000. These annual equity awards are granted on the first business day following each annual meeting of our stockholders and are fully vested upon grant, provided that in 2016 these annual equity awards were granted following the first anniversary date of our spin-off from NorthStar Realty.

We will also automatically grant to any person who first becomes a non-employee director an initial equity award with a value of approximately $140,000. These initial equity awards are granted on the date such non-employee director first becomes a director and generally vest annually over a period of three years from the date of grant.

Equity awards to our non-employee directors may be in the form of restricted common stock, restricted stock units (“RSUs”) or units of partnership interest which are structured as profits interest in our Operating Partnership (“LTIP units”). The actual number of shares, RSUs or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date. In 2016, non-employee director equity awards were issued in the form of either restricted common stock or RSUs.

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DIRECTOR COMPENSATION TABLE

The following information details the compensation that our directors received during 2016.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)		Total
Mario Chisholm	$98,500	$75,000		$173,500
Judith A. Hannaway	131,000	75,000		206,000
Oscar Junquera	98,500	75,000		173,500
Wesley D. Minami	91,000	75,000		166,000
Charles W. Schoenherr(3)	116,000	75,000		191,000
Dianne Hurley	32,292	215,000		247,292
David T. Hamamoto	—	5,969,108	(4)(5)	5,969,108
Albert Tylis(6)	—	4,596,056	(4)(5)	4,596,056
(1)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors in 2016. The grant date fair value of awards granted to our non-management directors was determined based on the closing price of our common stock on the grant date. With respect to the grant date fair value of awards made to Messrs. Hamamoto and Tylis, see the description provided below in footnote 4. As of December 31, 2016, Ms. Hannaway and Messrs. Junquera, Minami and Schoenherr each held 11,686 unvested common units in our Operating Partnership that had been granted by us as director compensation. As of December 31, 2016, Mr. Chisholm held 11,686 unvested shares of our common stock that had been granted by us as director compensation. As of December 31, 2016, Ms. Hurley held 15,368 unvested shares of common stock that had been granted by us as director compensation.
(2)	In connection with the Mergers, all of the unvested equity awards in the Company that were granted to our non-management directors prior to the signing of the merger agreement and that were scheduled to vest based solely on continued service on our Board were, in accordance with their terms, 100% vested upon the closing of the Mergers. As a result, unvested shares of our common stock or common units in our Operating Partnership held by our directors became fully vested upon the closing of the Mergers.
(3)	Mr. Schoenherr resigned from our Board and all committees thereof, effective as of January 10, 2017.
(4)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted in 2016. During 2016, Messrs. Hamamoto and Tylis were employees of NSAM or one of its subsidiaries and provided services to us pursuant to the management agreement. The awards granted to Messrs. Hamamoto and Tylis related to these services and included grants made in connection with the Spin-off, which had the same terms as the awards granted to our named executive officers described under “Executive Compensation-Spin-off Grants,” and grants made in order to fulfill our obligations under the management agreement in connection with long-term bonuses that the NSAM compensation committee determined should be paid in equity. These grants were comprised of the following:
	Spin-off Grants			2015 Bonus
Name	Restricted Stock(a)	Absolute TSR RSUs(b)	Relative TSR RSUs(c)	Restricted Stock(d)	Performance Based RSUs(e)
David T. Hamamoto	210,753	158,065	158,064	126,958	73,608
Albert Tylis	167,742	125,807	125,806	84,639	49,072
(a)	Represents restricted shares of our common stock granted in connection with the Spin-off, with terms as set forth above under “Executive Compensation-Spin-off Grants-Restricted Common Stock.” The grant date fair value of the restricted shares of our common stock was determined based on the closing price of our common stock on the grant date.
(b)	Represents RSUs granted in connection with the Spin-off that are subject to performance-based vesting based on our absolute TSR, with terms as set forth above under “Executive Compensation-Spin-off Grants-Absolute TSR RSUs.” The grant date fair value of these RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 1.16% and equals $899,390 and $715,842, respectively, for the RSUs granted to Messrs. Hamamoto and Tylis. If we assumed that all of the performance goals and time vesting for these RSUs would be achieved at the grant date, the value of such awards would have been $1,808,264 and $1,439,232, respectively.
(c)	Represents RSUs granted in connection with the Spin-off that are subject to performance-based vesting based on our TSR relative to the MSCI US REIT Index, with terms as set forth above under “Executive Compensation-Spin-off Grants-Relative TSR RSUs.” The grant date fair value of these RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 1.16% and equals $1,460,511 and $1,162,447, respectively, for the RSUs granted to Messrs. Hamamoto and Tylis. If we assumed that all of the performance goals and time vesting for these RSUs would be achieved at the grant date, the value of such awards would have been $2,260,315 and $1,799,026, respectively.
(d)	Represents restricted shares of our common stock that were allocated by NSAM’s compensation committee as long-term bonus for 2015 that we were obligated to grant pursuant to the terms of the management agreement, which were scheduled to vest in substantially equal installments on the grant date and December 31, 2016, 2017 and 2018, subject to continued employment through the applicable vesting date. The grant date fair value of the restricted shares of our

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common stock was determined based on the closing price of our common stock on the grant date. In accordance with the terms of the restricted stock award agreements, vesting of these awards accelerated in full upon the closing of the Mergers because the transaction resulted in a change of control of NSAM.

(e)	Represents RSUs that were allocated by NSAM’s compensation committee as long-term bonus for 2015 that we were obligated to grant pursuant to the terms of the management agreement. These RSUs were subject to vesting based on the TSR of NorthStar Realty and us from January 1, 2015 through December 31, 2018. None of these RSUs would vest if this TSR was less than 6% on a compounded annual basis, 25% would vest if this TSR equaled 6% on a compounded annual basis, 100% would vest if this TSR was 12% or greater on a compounded annual basis and between 25% and 100% would vest if this TSR was between 6% and 12% on a compounded annual basis. Vesting of these RSUs was also conditioned upon our achievement of positive cash available for distribution during this period and continued employment with NSAM or one of its subsidiaries through the end of the period. Current distributions or distribution equivalents were not payable before performance-based vesting occurred; provided that, upon earning the RSUs, each award recipient was entitled to receive an amount equal to the distributions that would have been paid for each share of our common stock actually earned if such shares had been outstanding since the beginning of the performance period. The grant date fair value of these RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.88% and equals $30,179 and $20,120, respectively, for the RSUs granted to Messrs. Hamamoto and Tylis. If we assumed that all of the performance goals and time vesting for these RSUs would be achieved at the grant date, the value of such awards would have been $677,194 and $451,462, respectively.

The terms of these awards also provided that, in the event of a change of control of us or NSAM prior to the end of the performance period, a pro rata percentage of the RSUs would vest based on the greater of the percentage of the performance period that had elapsed or the percentage of such awards that would have been earned if the stock prices of NorthStar Realty and us as of the end of the performance period equaled the stock price on the date of the change of control. Notwithstanding that, pursuant to the terms of these awards, Messrs. Hamamoto and Tylis would have been entitled to vest in a greater number of RSUs in connection with the closing of the Mergers, which resulted in a change of control of NSAM, Messrs. Hamamoto and Tylis each agreed to only vest in 18,417 and 12,277 of these RSUs, respectively, and to forfeit the remainder.

(5)	As of December 31, 2016, Mr. Hamamoto held the following unvested equity awards: (i) 221,545 restricted shares of our common stock; (ii) 24,761 unvested common units in our Operating Partnership; and (iii) 427,149 RSUs subject to performance-based vesting criteria. As of December 31, 2016, Mr. Tylis held the following unvested equity awards: (i) 168,127 restricted shares of our common stock; (ii) 16,508 unvested common units in our Operating Partnership; and (iii) 325,626 RSUs subject to performance-based vesting criteria. The maximum number of shares of our common stock that were issuable pursuant to these RSUs is equal to the number of RSUs outstanding, except, as described above under “Executive Compensation-Spin-off Grants-Relative TSR RSUs,” up to 125% of the outstanding Relative TSR RSUs could be earned. Pursuant to the terms of the various award agreements, in connection with the closing of the Mergers, all of these unvested restricted shares of our common stock and common units in our Operating Partnership vested and all of these RSUs (other than the Absolute TSR RSUs and Relative TSR RSUs, which were granted in connection with the Spin-off) either vested or were forfeited.
(6)	Mr. Tylis resigned from our Board and all committees thereof, effective as of February 13, 2017.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Board adopted the following minimum stock ownership guidelines for non-management members of our Board:

TITLE	GUIDELINE
Non-management Directors	A multiple of 3X annual director cash retainer

Ownership will include: (i) shares or LTIP units owned individually and by a person’s immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSUs or LTIP units not yet vested; (iii) shares or LTIP units held in a 401(k) plan; and (iv) shares or LTIP units held in deferred or other compensation plans. Directors will not be permitted to sell or otherwise transfer any shares or LTIP units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between directors and stockholders and encourages directors to act to increase stockholder value. As of the date of this Proxy Statement, all of the directors are in compliance with our stock ownership guidelines and there are currently no pledges of stock, RSUs, LTIP units or other equity awards by directors.

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EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by our Manager and related affiliates. For purposes of this disclosure, our named executive officers include Messrs. Nia, Berry and Ross, all of whom are or were employees of our Manager or its affiliates utilized by our Manager to provide management services for us. During 2016, prior to the Mergers, all of the compensation that we paid to our named executive officers consisted of equity-based compensation determined by our Compensation Committee in connection with the Spin-off, as well as equity-based compensation issued pursuant to the terms of our management agreement. During our 2016 fiscal year, our Chief Financial Officer was Scott A. Berry, who was succeeded by Keith A. Feldman effective May 10, 2017.

For a discussion of the compensation that Colony NorthStar pays its named executive officers, see the proxy statement filed by Colony NorthStar for its 2017 annual meeting of stockholders, filed with the SEC. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Colony NorthStar and its subsidiaries.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

Spin-Off Grants

In connection with the Spin-off, on March 7, 2016, our Compensation Committee granted restricted shares of our common stock and RSUs under the NorthStar Realty Europe Corp. 2015 Omnibus Stock Incentive Plan (the “2015 Plan”) to our named executive officers and other executives or employees of NSAM or its affiliates. These grants were made in order to provide long-term incentives to the recipients following the Spin-off and align their interests with those of our stockholders. All of the grants of restricted common stock were scheduled to vest over the period from the grant date through December 31, 2019, and all of the RSUs are currently subject to the achievement of performance-based vesting conditions. Approximately 50% of the RSUs, which we refer to as the Absolute TSR RSUs, are subject to the achievement of performance-based hurdles relating to our absolute total stockholder return (“TSR”). The other 50% of the RSUs, which we refer to as the Relative TSR RSUs, are subject to the achievement of performance-based hurdles based on our TSR relative to the MSCI US REIT Index.

As a part of these awards, our compensation committee granted each named executive officer the following number of shares/units:

Name	Restricted Stock (#)	Absolute TSR RSUs (#)	Relative TSR RSUs (#)
Mahbod Nia	172,043	129,033	129,032
Scott A. Berry	21,505	16,129	16,129
Trevor K. Ross	21,505	16,129	16,129

The terms of these grants are described in further detail below.

Restricted Common Stock

The restricted shares of our common stock were subject to vesting in four equal annual installments on each of December 31, 2016, 2017, 2018 and 2019 based on each named executive officer’s continued employment through such dates. In accordance with the terms of the restricted stock award agreements, vesting of these awards accelerated in full upon the closing of the Mergers because the transaction resulted in a change of control of NSAM.

Absolute TSR RSUs

The Absolute TSR RSUs will only vest if and to the extent our TSR during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by Colony NorthStar or one of its subsidiaries through the end of such period. In order for all of the RSUs to vest, our

20  NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement

TSR must equal or exceed 15%, compounded annually, during this period. An amount equal to at least 25% but less than 100% of the RSUs will vest if our TSR equals or exceeds 8% and is less than 15%, compounded annually, which amount shall be determined through linear interpolation. None of the RSUs will vest if our TSR for this period is less than 8%, compounded annually. Upon vesting pursuant to the terms of the Absolute RSUs, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Relative TSR RSUs

The Relative TSR RSUs will only vest if and to the extent our relative TSR compared to the MSCI US REIT Index during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by Colony NorthStar or one of its subsidiaries through the end of such period. The recipient will vest in 125% of the number of RSUs granted if our annual compounded TSR equals or exceeds 150% of the annual compounded total return generated by the MSCI US REIT Index during this period. An amount equal to at least 25% but less than 125% of the RSUs will vest and be earned if our annual compounded TSR equals or exceeds 50% and is less than 150% of the annual compounded total return generated by the MSCI US REIT Index, which amount shall be determined through linear interpolation. None of the RSUs will vest or be earned if our annual compounded TSR is less than 50% of the annual compounded total return generated by the MSCI US REIT Index. In the event that our TSR or the MSCI US REIT Index are negative during this period, these percentages will be calculated in a manner that measures the difference in absolute value between our TSR and the MSCI US REIT Index as compared to the absolute value of the TSR of the MSCI US REIT Index. Upon vesting pursuant to the terms of the Relative RSUs, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Compensation Paid Pursuant to Management Agreement

Management Agreement

Pursuant to the terms of the management agreement that we entered into with our Manager in connection with the Spin-off, we, together with NorthStar Realty and any company spun-off from us or NorthStar Realty, shall pay directly or reimburse our Manager for up to 50% of any long-term bonus or other compensation that Colony NorthStar’s compensation committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to executives, employees and service providers of our Manager (or Colony NorthStar or its subsidiaries) during any year. Subject to this limitation and limitations contained in any applicable management agreement between our Manager or one of its affiliates and NorthStar Realty or any company spun-off from us or NorthStar Realty, the amount paid by us, NorthStar Realty and any company spun-off from us or NorthStar Realty will be determined by Colony NorthStar in its discretion. At the discretion of Colony NorthStar’s compensation committee, this compensation may be granted in shares of our restricted stock, RSUs, LTIP units or other forms of equity compensation or stock-based awards; provided that if at any time a sufficient number of shares of our common stock are not available for issuance under our equity compensation plan, such compensation shall be paid in the form of RSUs, LTIP units or other securities that may be settled in cash. Our equity compensation for each year may be allocated on an individual-by-individual basis at the discretion of Colony NorthStar’s compensation committee and, as long as the aggregate amount of the equity compensation for such year does not exceed the limits set forth in the management agreement, the proportion of any particular individual’s equity compensation may be greater or less than 50%.

2016 Equity Awards under Management Agreement

In recognition of our named executive officers’ performance in 2015, NSAM’s compensation committee decided to award long-term bonuses in equity to our named executive officers in early 2016. As a result, in order to fulfill our obligations under the management agreement, we issued restricted shares of our common stock to our named executive officers under the 2015 Plan on February 24, 2016. Based on the terms established by NSAM, these shares were subject to vesting in three substantially equal annual installments on December 31, 2016, 2017 and 2018, based on the named executive officer’s continued

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employment with NSAM or one of its subsidiaries through such dates. In connection with the Mergers, all of our unvested equity awards that were granted to our named executive officers prior to the signing of the merger agreement and that were scheduled to vest based solely on continued employment, were, in accordance with their terms, 100% vested upon the closing of the Mergers. Accordingly, the time-based equity awards granted as a long-term bonus pursuant to the management agreement became fully vested upon the closing of the Mergers.

Executive Compensation Process

Overall, the Compensation Committee is responsible for determining and approving the compensation of all of our executive officers. Actions of the Compensation Committee may occur at regularly scheduled meetings, special meetings or by written consent. Specific meeting agendas are prepared by the chair of the Compensation Committee or our executive officers, although they reflect the direction of the Compensation Committee. Matters to be acted on by written consent may relate to matters that have been previously discussed and/or are summarized by one of our executive officers, a consultant engaged by the Compensation Committee or other advisor to the Company or the Compensation Committee.

For 2016, the matters the Compensation Committee addressed included grants of equity awards to our named executive officers and other executives or employees of our Manager or its affiliates in connection with the Spin-off and grants of equity awards that we were contractually obligated to pay pursuant to the management agreement with our Manager. With respect to the equity awards granted in connection with the Spin-off, the Compensation Committee engaged FTI Consulting, Inc. to assist in determining a recommended structure for the spin-off grants. Messrs. Hamamoto and Tylis also made recommendations to the Compensation Committee regarding these grants. Following discussion and review of recommendations made by FTI Consulting, Inc. and Messrs. Hamamoto and Tylis, in early 2016, the Compensation Committee approved the equity awards to be made in connection with the Spin-off, which were one-time grants intended to provide long-term incentives to the recipients following the Spin-off and align their interests with those of our stockholders. The only other compensation that we paid to our named executive officers for 2016 were equity compensation awards that we were obligated to pay pursuant to the management agreement. While the Compensation Committee approved the issuance of the equity awards that we were contractually obligated to pay pursuant to the management agreement, it was not involved in determining the amounts or terms of these equity awards.

Summary Compensation Table

The following table sets forth the compensation for each of our named executive officers in accordance with Item 402(n) of Regulation S-K.

Name and Principal Position	Year(1)	Stock Awards ($)(2)	Total Compensation ($)
Mahbod Nia	2016	4,894,629	4,894,629
Chief Executive Officer and President	2015	—	—
Scott A. Berry	2016	511,820	511,820
Chief Financial Officer and Treasurer
Trevor K. Ross	2016	586,827	586,827
General Counsel and Secretary
(1)	During 2015, the only one of our executive officers who was a “named executive officer” for whom compensation-related disclosures were required to be provided was our Chief Executive Officer and President, Mahbod Nia. We did not pay Mr. Nia for serving in his position in 2015, and accordingly, no compensation was reportable for that year.
(2)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our named executive officers in 2016. Includes grants of: (i) restricted shares of our common stock that were granted as long-term bonus for 2015, scheduled to vest in substantially equal installments on December 31, 2016, 2017 and 2018, subject to the named executive officer’s continued employment through the applicable vesting date; (ii) restricted shares of our common stock that were granted in connection with the Spin-off, scheduled to vest in substantially equal installments on December 31, 2016, 2017, 2018 and 2019, subject to the named executive officer’s continued employment through the applicable vesting date; and (iii) Absolute TSR RSUs and Relative TSR RSUs that were granted in connection with the Spin-off, which remain subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2019 and are subject to the named executive officer’s continued employment through such date. If we assumed that all of the performance goals and time vesting for the Absolute TSR RSUs and Relative TSR RSUs would be achieved at the grant date, the value of the awards would have been as follows: Mahbod Nia - $3,321,295; Scott A. Berry - $415,158; and Trevor K. Ross - $415,158. The fair value of these RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 1.16%.

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Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of December 31, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mahbod Nia	201,992	2,539,039	64,516	810,966
Scott A. Berry	17,940	225,506	8,064	101,364
Trevor K. Ross	24,113	303,100	8,064	101,364
(1)	For each of our named executive officers, includes the following:
Name	Long-Term Bonus 2015(a)	Spin-off Restricted Stock(b)	Pre-Spin-off NorthStar Realty Equity Awards(c)
Mahbod Nia	72,464	129,033	495
Scott A. Berry	1,811	16,129	—
Trevor K. Ross	7,246	16,129	738
(a)	Represents the unvested portion of restricted shares of our common stock that were granted as long-term bonus for 2015, which were scheduled to vest in substantially equal annual installments on each of December 31, 2017 and 2018, subject to the named executive officer’s continued employment through the applicable vesting date.
(b)	Represents the unvested portion of restricted shares of our common stock that were granted in connection with the Spin-Off, which were scheduled to vest in three substantially equal annual installments on each of December 31, 2017, 2018 and 2019, subject to the named executive officer’s continued employment through the applicable vesting date.
(c)	Represents shares of our common stock or common units in our Operating Partnership that were distributed with respect to equity awards granted by NorthStar Realty prior to the Spin-off that had not vested as of December 31, 2016. For Mr. Nia, includes 495 restricted shares of our common stock, which were scheduled to vest in five substantially equal quarterly installments on the 29th day of each January, April, July and October from January 29, 2017 to January 29, 2018. For Mr. Ross, includes 738 common units that were distributed with respect to unvested NorthStar Realty LTIP units, which were scheduled to vest in seven substantially equal quarterly installments on the 29th day of each January, April, July and October from January 29, 2017 until July 29, 2018. Subject to minimum holding periods, each common unit was redeemable for cash equal to the then fair market value of one share of common stock or, at our option, one share of our common stock.
(2)	The value of the awards reflected in the table is based on a price per share or unit of $12.57 per share, which was the closing price on the NYSE of one share of our common stock as of December 30, 2016.
(3)	Represents Absolute TSR RSUs and Relative TSR RSUs that were granted in connection with the Spin-off that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending December 31, 2019. Assuming our performance for the four-year performance period applicable to these awards continues at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2016, each named executive officer would not earn the Absolute TSR RSUs or Relative TSR RSUs. As a result, in accordance with SEC rules, the table reflects 25% of each of the Absolute TSR RSUs and Relative TSR RSUs, which represents the number of RSUs that would be earned if the respective “threshold” performance goal was achieved for each of the Absolute TSR RSUs and the Relative TSR RSUs. See “Spin-off Grants-Absolute TSR RSUs and -Relative TSR RSUs” above for additional information relating to these equity awards.

Termination and Change of Control Arrangements

As of December 31, 2016, the outstanding equity awards held by our named executive officers provided for acceleration of vesting of some or all of the unvested portion of these awards upon a termination of employment in certain circumstances or upon a change of control of the Company or NSAM. A change of control of NSAM occurred on January 10, 2017, upon the closing of the Mergers. The discussion below describes the treatment of outstanding equity awards in connection with the Mergers, as well as outlines the ongoing termination and change of control arrangements that continue to remain in effect subsequent to the Mergers.

Other than these provisions applicable to our outstanding equity awards, we do not have any contracts, plans or arrangements that provide for payment to any of our named executive officers in connection with any termination, change of control of the Company or change in such officer’s responsibilities.

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Termination of Employment

In the event one of our named executive officer’s employment is terminated without cause, by the executive for good reason or as a result of death or disability, then:

•	the named executive officer’s restricted shares of our common stock and/or common units in our Operating Partnership will vest if and to the extent provided for in such officer’s employment agreement with Colony NorthStar or one of its subsidiaries; and
•	the named executive officer will retain a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs and vesting of the remaining amount will remain subject to the same performance-based criteria and will be determined at the end of the performance period; provided that the named executive officer executes a general release of claims in our favor and related persons and entities.

Change of Control

The terms of the award agreements governing the restricted shares of our common stock and unvested common units in our Operating Partnership held by the named executive officers that were outstanding as of December 31, 2016, and were scheduled to vest based solely on continued employment or service, provided that, upon a change of control of the Company or NSAM, each named executive officer would be entitled to full vesting of such awards. A change of control of NSAM occurred upon the closing of the Mergers, and, as a result, all such outstanding equity awards vested in full.

With respect to the Absolute TSR RSUs and Relative TSR RSUs, upon a change of control of the Company, each named executive officer will be entitled to vesting of a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs based on the greater of the percentage of the performance period that has elapsed or the percentages of such awards that would have been earned if our stock price at the end of the performance period had been the same as the stock price on the date of the change of control of NRE. These awards were not affected by the Mergers.

Management Agreement

We do not have employment agreements with our named executive officers, but we have generally agreed to pay directly or reimburse our Manager for the portion of any severance paid by our Manager or any of its affiliates to an individual pursuant to the terms of any employment, consulting or similar service agreement, including any employment agreements with Colony NorthStar or its subsidiaries and our named executive officers, that corresponds to or is attributable to: (i) the equity compensation that we are required to pay directly or reimburse our Manager pursuant to the management agreement; (ii) any cash and/or equity compensation paid directly by us to such individual as an employee or other service provider of the Company; and (iii) any amounts paid to such individual by our Manager or any of its affiliates that we are obligated to reimburse our Manager pursuant to the management agreement. With respect to Mr. Nia only, in lieu of the foregoing severance payment or reimbursement, we have agreed to pay directly or reimburse our Manager for 50% of any cash payments made by our Manager or any of its affiliates in connection with the termination of Mr. Nia’s employment either without cause or upon the non-renewal of Mr. Nia’s term of employment by his employer or by Mr. Nia for good reason; provided that our Board consented to the taking of such action (or, with respect to a termination for good reason, any action taken with the intent to create good reason). Because our obligation to pay these amounts is owed to our Manager and not directly to our named executive officers and we do not control the terms of the agreements between our Manager or its affiliates and our named executive officers, the discussion above does not include these amounts or a discussion of any arrangements that our Manager or its affiliates may have with our named executive officers pursuant to which our obligations to our Manager may arise.

24  NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY BY DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth as of June 30, 2017, the number and percentage of shares of our common stock beneficially owned by:

•	each director;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of Schedule 13D or Schedule 13G (or an amendment thereto) with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Number		Percentage
Principal Stockholders
The Vanguard Group	5,692,393	(3)	10.37%
Colony Capital Operating Company, LLC
Colony NorthStar, Inc.	4,938,225	(4)	9.0%
Vanguard Specialized Funds	4,594,246	(5)	8.37%
BlackRock, Inc.	4,144,362	(6)	7.55%
Samlyn Capital, LLC
Samlyn, LP
Robert Pohly	3,747,555	(7)	6.83%
Senvest Management, LLC
Richard Mashaal	3,035,304	(8)	5.53%
Directors, Director Nominees and Executive Officers:
David Hamamoto	721,559	(9)	*
Richard B. Saltzman	—	(10)
Mario Chisholm	26,731		*
Judith A. Hannaway	27,708	(11)	*
Dianne Hurley	22,621		*
Oscar Junquera	29,721	(12)	*
Wesley D. Minami	34,923	(13)	*
Mahbod Nia	313,091	(14)	*
Scott A. Berry	15,377	(15)	*
Keith A. Feldman	11,683	(16)	*
Trevor K. Ross	29,757	(17)	*
All directors and executive officers as a group	1,217,794		*
*	Less than one percent.
(1)	Each listed person’s beneficial ownership includes: all shares of our common stock and vested common units in our Operating Partnership over which the person has or shares direct or indirect voting or dispositive control and all other shares of our common stock over which the person has the right to acquire direct or indirect voting or dispositive control within 60 days. Unless otherwise described in a footnote below, each person has sole voting and dispositive control over the securities beneficially owned.
(2)	The address of each of the directors and executive officers is 399 Park Avenue, 18th Floor, New York, NY 10022.

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(3)	Based on information included in the Schedule 13G/A filed by The Vanguard Group on February 10, 2017 (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group beneficially owns 5,692,393 shares of our common stock, with sole voting power over 67,578 shares, shared voting power over 7,214, sole dispositive power over 5,621,262 shares and shared dispositive power over 71,131 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on information included in the Schedule 13D/A filed by Colony Capital Operating Company, LLC and Colony NorthStar, on June 2, 2017 (the “Colony NorthStar 13D”). According to the Colony NorthStar 13D, each of Colony Capital Operating Company, LLC and Colony NorthStar, Inc. beneficially owns 4,938,225 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of Colony Capital Operating Company, LLC is 515 S. Flower Street, 44th Floor, Los Angeles, CA 90071.
(5)	Based on information included in the Schedule 13G filed by Vanguard Specialized Funds - Vanguard REIT Index Fund (“Vanguard Specialized Funds”) on February 13, 2017 (the “Vanguard Specialized Funds 13G”). According to the Vanguard Specialized Funds 13G, Vanguard Specialized Funds beneficially owns 4,594,246 shares of our common stock, with sole voting power over such shares. The address of Vanguard Specialized Funds is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based on information included in the Schedule 13G filed by BlackRock, Inc. on January 30, 2017 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. beneficially owns 4,144,362 shares of our common stock, with sole voting power over 4,023,316 shares and sole dispositive power over 4,144,362 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)	Based on information included in the Schedule 13G filed by Samlyn Capital, LLC, Samlyn, LP and Robert Pohly (collectively, “Samlyn”) on February 14, 2017 (the “Samlyn 13G”). According to the Samlyn 13G, each of Samlyn Capital, LLC, Samlyn, LP and Robert Pohly beneficially owns 3,747,555 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of Samlyn is 500 Park Avenue, 2nd Floor, New York, NY 10022.
(8)	Based on information included in the Schedule 13G/A filed by Senvest Management, LLC and Richard Mashaal (collectively, “Senvest”) on February 13, 2017 (the “Senvest 13G”). According to the Senvest 13G, each of Senvest Management, LLC and Richard Mashaal beneficially owns 3,035,304 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of Senvest is 540 Madison Avenue, 32nd Floor, New York, NY 10022.
(9)	Includes: (i) 1,087 shares of our common stock held by DTH Investment Holdings LLC, of which Mr. Hamamoto is the managing member; (ii) 146,787 shares of our common stock held by The David T. Hamamoto GRAT I-2015, a grantor trust for the benefit of Mr. Hamamoto’s children and of which Mr. Hamamoto is the trustee; (iii) 165,179 shares of our common stock held by The David T. Hamamoto GRAT 2016-NRE, a grantor trust for the benefit of Mr. Hamamoto’s children and of which Mr. Hamamoto is the trustee and (iv) 172,235 common units in our Operating Partnership, or Common Units. Excludes 316,129 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(10)	Mr. Saltzman joined our Board effective as of February 14, 2017.
(11)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP units.
(12)	Includes 17,528 LTIP units.
(13)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP units.
(14)	Excludes 258,065 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(15)	Based on information included in the Form 4 filed by Mr. Berry on January 12, 2017.
(16)	Includes 5,780 Common Units. Excludes 48,387 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(17)	Includes 1,773 Common Units, all of which vested in connection with the Mergers. Excludes 32,258 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.

26  NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement

PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2017. A representative of PricewaterhouseCoopers, Société coopérative is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance.

If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of PricewaterhouseCoopers, Société coopérative as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors, or the Board, of NorthStar Realty Europe Corp., a Maryland Corporation, or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the SEC and the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.nrecorp.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed PricewaterhouseCoopers, Société coopérative, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by KPMG LLP for the 2016 year; and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers, Société coopérative, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016, the audited financial statements

NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement  27

included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with PricewaterhouseCoopers, Société coopérative the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee discussed with PricewaterhouseCoopers, Société coopérative its independence from the Company and the Company’s management and PricewaterhouseCoopers, Société coopérative provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

The Audit Committee discussed with PricewaterhouseCoopers, Société coopérative the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers, Société coopérative, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:

Wesley D. Minami, Chairperson
Mario Chisholm
Oscar Junquera

28  NORTHSTAR REALTY EUROPE CORP.  2017 Proxy Statement

INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM’S FEES

Aggregate fees billed and expected to be billed by PricewaterhouseCoopers, Société coopérative for the fiscal years ended December 31, 2016 and 2015 were as follows (dollars in thousands):

TYPE OF FEE	2016	2015
Audit Fees(1)	$3,716	$1,184
Audit-Related Fees	—	367	(2)
Tax Fees	—	—
All Other Fees	—	—
Total	$3,716	$1,551
(1)	Audit fees consisted principally of fees for the audit of our financial statements and registration statement-related services performed pursuant to SEC filing requirements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. As a result of the Spin-off, fiscal year 2016 was our first full fiscal year operating as a publicly traded company.
(2)	Audit-related fees consisted of fees billed for 3-14 audit engagements for financial statements of each operating real estate property (or group of related properties) acquired that is significant at the 10% level or higher.

Fees for audit services for the fiscal years ended December 31, 2016 and 2015 include fees billed associated with the annual audits, the quarterly review of the Form 10-Q for the three month periods ended March 31, 2016, June 30, 2016, September 30, 2016 and September 30, 2015 and for other attest services, including issuance of consents and other documents filed by us with the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by PricewaterhouseCoopers, Société coopérative to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all of the services listed in the table above. In some cases, the Audit Committee pre-approves the provision of a particular category or group of services, subject to a specified budget. The Audit Committee has also authorized the chairperson of the Audit Committee to pre-approve permissible services and related fees and the chairperson must report such pre-approval to the full Audit Committee at its next scheduled meeting.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement with our Manager

The management agreement with our Manager commenced on November 1, 2015 for an initial term of 20 years and provides for a base management fee and incentive fee. The management agreement provides that it will be automatically renewed for an additional 20-year term on each anniversary of such twentieth anniversary date.

Base Management Fee

For the year ended December 31, 2016, we incurred $14.1 million related to the base management fee. The base management fee to our Manager could increase subsequent to December 31, 2016 by an amount equal to 1.5% per annum of the sum of:

•	any equity we issue in exchange or conversion of exchangeable or stock-settlable notes;
•	any other issuances by us of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding units issued to us and equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and
•	cumulative cash available for distribution (“CAD”), if any, in excess of cumulative distributions paid on common stock, limited partnership interests in our Operating Partnership, which are structured as LTIP units or other equity awards which began with our fiscal quarter ended March 31, 2016.

Incentive Fee

For the year ended December 31, 2016, we did not incur an incentive fee. The incentive fee is calculated and payable quarterly in arrears in cash, equal to:

•	the product of: (a) 15% and (b) our CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.30 per share and up to $0.36 per share; plus
•	the product of: (a) 25% and (b) our CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.36 per share;
•	multiplied by our weighted average shares outstanding for the calendar quarter.

Weighted average shares represents the number of shares of our common stock, LTIP units or other equity-based awards (with some exclusions), outstanding on a daily weighted average basis. With respect to the base management fee, all equity issuances are allocated on a daily weighted average basis during the fiscal quarter of issuance. With respect to the incentive fee, such amounts will be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar transaction.

Additional Management Agreement Terms

If we were to spin-off any asset or business in the future, such entity would be managed by our Manager on terms substantially similar to those set forth in the management agreement between us and our Manager. The management agreement further provides that the aggregate base management fee in place immediately after any future spin-off will not be less than our aggregate base management fee in place immediately prior to such spin-off.

Our management agreement with our Manager provides that in the event of a change of control of our Manager or other event that could be deemed an assignment of the management agreement, we will consider such assignment in good faith and not unreasonably withhold, condition or delay our consent. The management agreement further provides that we anticipate consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and over $10 billion

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of assets under management. The management agreement also provides that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction of us or our Manager, directly or indirectly, the surviving entity will succeed to the terms of the management agreement.

Payment of Costs and Expenses and Expense Allocation

We are responsible for all of our direct costs and expenses and reimburse our Manager for costs and expenses incurred by our Manager on our behalf. In addition, our Manager may allocate indirect costs to us related to employees, occupancy and other general and administrative costs and expenses in accordance with the terms of, and subject to the limitations contained in, our management agreement with our Manager, or the G&A Allocation. Our management agreement with our Manager provides that the amount of the G&A Allocation will not exceed the following: (i) 20% of the combined total of: (a) our and NorthStar Realty’s, or the NorthStar Listed Companies’, general and administrative expenses as reported in their consolidated financial statements excluding (1) equity-based compensation expense, (2) non-recurring items, (3) fees payable to our Manager under the terms of the applicable management agreement and (4) any allocation of expenses to the NorthStar Listed Companies, or NorthStar Listed Companies’ G&A; and (b) Colony NorthStar’s general and administrative expenses as reported in its consolidated financial statements, excluding equity-based compensation expense and adding back any costs or expenses allocated to any managed company of our Manager or its affiliates; less (ii) the NorthStar Listed Companies’ G&A and less (iii) any portion of the amounts described in clause (i) above for which our Manager or its affiliates receives reimbursement from NorthStar Realty pursuant to the management agreement between NorthStar Realty and its manager. The G&A Allocation may include our allocable share of our Manager’s compensation and benefit costs associated with dedicated or partially dedicated personnel who spend all or a portion of their time managing our affairs, based upon the percentage of time devoted by such personnel to our affairs. The G&A Allocation may also include rental and occupancy, technology, office supplies, travel and entertainment and other general and administrative costs and expenses, which may be allocated based on various methodologies, such as weighted average employee count or the percentage of time devoted by personnel to such NorthStar Listed Companies’ affairs. In addition, we have generally agreed to pay directly or reimburse our Manager for the portion of any severance paid by our Manager or any of its affiliates to an individual pursuant to the terms of any employment, consulting or similar service agreement, including any employment agreements with Colony NorthStar or its subsidiaries and our named executive officers, that corresponds to or is attributable to: (i) the equity compensation that we are required to pay directly or reimburse our Manager pursuant to the management agreement; (ii) any cash and/or equity compensation paid directly by us to such individual as an employee or other service provider of the Company; and (iii) any amounts paid to such individual by our Manager or any of its affiliates that we are obligated to reimburse our Manager pursuant to the management agreement. With respect to Mr. Nia only, in lieu of the foregoing severance payment or reimbursement, we have agreed to pay directly or reimburse our Manager for 50% of any cash payments made by our Manager or any of its affiliates in connection with the termination of Mr. Nia’s employment either without cause or upon the non-renewal of Mr. Nia’s term of employment by his employer or by Mr. Nia for good reason; provided that our Board consented to the taking of such action (or, with respect to a termination for good reason, any action taken with the intent to create good reason).

For 2016, our Manager determined to allocate the amounts potentially subject to reimbursement pursuant to the G&A Allocation between us and NorthStar Realty based on assets under management. For the year ended December 31, 2016, our Manager allocated $0.2 million to us. For the years ended December 31, 2016 and 2015, our Manager did not allocate any severance to us.

In addition, the management agreement provides that, we, together with NorthStar Realty and any company spun-off from us or NorthStar Realty, shall pay directly or reimburse our Manager for up to 50% of any long-term bonus or other compensation that Colony NorthStar’s compensation committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to executives, employees and service providers of our Manager (or Colony NorthStar or its subsidiaries) during any year. Subject to this limitation and limitations contained in any applicable management agreement between our Manager or one of its affiliates and NorthStar Realty or any company spun-off

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from us or NorthStar Realty, the amount paid by us, NorthStar Realty and any company spun-off from us or NorthStar Realty will be determined by Colony NorthStar in its discretion. At the discretion of Colony NorthStar’s compensation committee, this compensation may be granted in shares of our restricted stock, restricted stock units, LTIP units or other forms of equity compensation or stock-based awards; provided that if at any time a sufficient number of shares of our common stock are not available for issuance under our equity compensation plan, such compensation shall be paid in the form of RSUs, LTIP units or other securities that may be settled in cash. Our equity compensation for each year may be allocated on an individual-by-individual basis at the discretion of Colony NorthStar’s compensation committee and, as long as the aggregate amount of the equity compensation for such year does not exceed the limits set forth in the management agreement, the proportion of any particular individual’s equity compensation may be greater or less than 50%.

Manager Ownership of Common Stock

As of June 30, 2017, Colony NorthStar and its subsidiaries owned 4,938,225 shares of the Company’s common stock, or 9.0% of the total outstanding common stock.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, David T. Hamamoto, Mahbod Nia, and Trevor K. Ross the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with our Board’s recommendations on each proposal. Your authorized proxies will vote in their discretion on any other matter that properly comes before the meeting.

WHO IS QUALIFIED TO VOTE?

You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $0.01 per share, at the close of business on July 17, 2017, the record date for the 2017 Annual Meeting.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On July 17, 2017, there were 55,258,084 shares of common stock outstanding, and no other shares of any class or series were outstanding. As a result, we expect that a total of 55,258,084 shares will be entitled to vote (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to stockholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the 2017 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. If a quorum is not present, the 2017 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A “STOCKHOLDER OF RECORD” AND A “STREET NAME” HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

HOW DO I VOTE MY SHARES?

If you are a “stockholder of record,” you have several choices. You can authorize a proxy to vote your shares:

•	Via the Internet;
•	By telephone; or
•	By mailing your proxy card.

Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when authorizing a proxy to vote your shares via the Internet or by telephone. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

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CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

Our Board recommends that you vote your shares as follows:

•	Proposal 1: FOR all of the nominees for election as directors.
•	Proposal 2: FOR the proposal to ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2017.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when you hold your shares in “street name” and your nominee, such as a broker, does not vote on a particular proposal because the nominee has not received instructions from you, as the beneficial owner, as to how to vote your shares and the nominee does not have discretionary authority to vote for that particular proposal. Proposal 1 falls into this category. If you do not provide your broker with voting instructions, any of your shares held in “street name” will not be voted on Proposal 1. Therefore, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON- VOTES, IF ANY
1	Election of Directors
Each director nominee will be elected by a plurality of all the votes cast at the meeting. Therefore, the seven nominees who receive the most votes will be elected. Stockholders may not cumulate votes.

Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome. Votes “withheld” will also not be counted as votes cast and will have no impact on the outcome of the formal election. However, votes “withheld” will be considered for purposes of determining whether our majority voting policy applies.

2	Ratification of Appointment of Independent Auditors	A majority of the votes cast.
Abstentions will not be counted as votes cast and will have no impact on the outcome. Broker non-votes will not arise in connection with this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

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CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

•	By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on August 16, 2017;
•	By sending written notice of revocation to our General Counsel at 399 Park Avenue, 18th Floor, New York, New York 10022, which notice must be received by 5:00 p.m. (Eastern Time) on August 14, 2017;
•	By signing a later-dated proxy card and submitting it to our General Counsel at the address specified above so that it is received by 5:00 p.m. (Eastern Time) on August 14, 2017; or
•	By attending the meeting and voting your shares in person.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2017 ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2017 Annual Meeting. If other matters requiring a vote do properly come before the 2017 Annual Meeting, the persons named as proxies will vote on those matters for you in their discretion.

WHO WILL COUNT THE VOTES?

A representative of American Stock Transfer & Trust Company, LLC will be present at the meeting to count the votes and act as the inspector of election. We will publish the voting results in a filing with the SEC by the fourth business day after the 2017 Annual Meeting. American Stock Transfer & Trust Company, LLC has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed, except as necessary to meet applicable legal requirements.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners, Inc. a fee of $7,500, plus reasonable out-of-pocket expenses, for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	August 17, 2017, at 8:30 a.m., Eastern Time

Location:	Morgan Stanley, 522 Fifth Avenue New York, New York 10036 Conference Room 3N

Record Date:	July 17, 2017

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OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2018

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before March 19, 2018.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2018 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of July 17, 2017, between February 17, 2018 and 5:00 p.m., Eastern Time, on March 19, 2018).

SHAREHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Europe Corp., 399 Park Avenue, 18th Floor, New York, New York 10022. Director recommendations submitted by stockholders must include, among other things, the following:

•	the name, age and business address of the individual(s) recommended for nomination;
•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;
•	whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and
•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.

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ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2016 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: NorthStar Realty Europe Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

We will only deliver one set of proxy materials to multiple stockholders of record sharing an address. Stockholders of record sharing an address who wish to receive separate paper copies of the proxy statement and annual report to stockholders, or who wish to begin receiving a single paper copy of such materials, may make such request by following the instructions as follows:

•	if you are a stockholder of record, by writing to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or by calling 1-800-937-5449; or
•	if you are a beneficial owner, by contacting your bank, broker or other nominee or fiduciary to make such request.

Stockholders of record sharing an address who elect to receive a single paper copy of the proxy statement and annual report will continue to receive separate proxy cards, to the extent applicable.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com and click on “Shareholders/Account Access” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

WHERE YOU CAN FIND MORE INFORMATION

We make available free of charge through our website at www.nrecorp.com under the heading “Investor Relations—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement.

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399 Park Avenue, 18th Floor

New York, New York 10022

www.nrecorp.com